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                                                                   Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

      We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 19, 2000, except as to the follow-on offering described in Note 13, which is as of February 14, 2000, relating to the financial statements which appear in Juno Online Services, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

            /s/ PricewaterhouseCoopers LLP
                New York, New York
                November 27, 2000